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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

The Source Information Management Company
St. Louis, Missouri

         We hereby consent to the incorporation by reference in the Registration Statement Form S-8 of our reports dated April 12, 2001, relating to the consolidated financial statements and schedule of The Source Information Management Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended January 31, 2001.






/s/ BDO Seidman, LLP
St. Louis, Missouri
June 27, 2001